UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

Jackson Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Way Lansing, Michigan	48951
(Address of principal executive offices)	(Zip Code)

(517) 381-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	JXN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2021, Jackson Financial Inc. (the “Company”) received letters of resignation from each of Michael Wells, Mark FitzPatrick, Adrian Parkes, James Turner, Marcia Wadsten, Bradley Harris and Aimee DeCamillo (each, a “Resigning Director”) as directors, such resignations to be effective as of, and contingent upon, the completion of the demerger (the “Demerger”) of the Company from Prudential plc which is expected to occur on or about September 13, 2021. None of the Resigning Directors’ resignations is the result of any disagreement between the Resigning Director and the Company, the management or Board of Directors of the Company (the “Board”) or any committee of the Board, on any matter.

Effective immediately following the completion of the Demerger, on August 20, 2021, the Board appointed each of Lily Fu Claffee, Gregory Durant, Derek Kirkland, Drew Lawton, Martin Lippert, Russell Noles and Esta Stecher as a director of the Company. Steven Kandarian and Laura Prieskorn will each also continue to serve as a director of the Company.

Effective immediately following the completion of the Demerger, the following directors will serve on the following committees of the Board:

•	Audit Committee:

-	Gregory Durant

-	Derek Kirkland

-	Martin Lippert

-	Russell Noles

•	Nominating and Governance Committee:

-	Steven Kandarian

-	Martin Lippert

-	Lily Fu Claffee

-	Esta Stecher

•	Compensation Committee:

-	Esta Stecher

-	Gregory Durant

-	Steven Kandarian

-	Drew Lawton

•	Finance and Risk Committee:

-	Russell Noles

-	Lily Fu Claffee

-	Derek Kirkland

-	Drew Lawton

Each of Messrs. Durant, Kirkland, Lawton, Lippert and Noles and Mses. Claffee and Stecher, as a non-employee director, will receive director compensation in accordance with a non-employee director compensation program that the Company will adopt following the Demerger. The Company expects this director compensation program to consist of an annual cash retainer of $125,000, an annual equity grant with a value of $150,000, and additional cash compensation for service as chair of a committee as follows: $35,000 for chair of each of the Audit Committee and the Finance and Risk Committee, $25,000 for chair of the Compensation Committee and $20,000 for chair of the Nominating and Governance Committee. Compensation will be prorated for any partial year of service.

There are no arrangements or understandings between any of Messrs. Durant, Kirkland, Lawton, Lippert and Noles and Mses. Claffee and Stecher and any other person pursuant to which any was selected as a director. The Company will enter into indemnification agreements, to be dated and effective the date of completion of the Demerger, with each of Messrs. Kandarian, Durant, Kirkland, Lawton, Lippert and Noles and Mses. Prieskorn, Claffee and Stecher, which will provide the directors with contractual rights to indemnification and expense rights. There are no other related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON FINANCIAL INC.

By:	/s/ Marcia Wadsten
Marcia Wadsten
Executive Vice President and Chief Financial Officer

Date: August 20, 2021